UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 3, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 3, 2021, the Board of Directors unanimously appointed Paul T. Addison to the Company Board of Directors as an independent director. The Board has determined that Mr. Addison meets the independence standards adopted by the Board within the meaning of Rule 5605(a)(2) of The NASDAQ Stock Market and Item 407(a) of Regulation S-K.

Paul T. Addison earned a B. A. in political science and economics from Howard University in 1969 and an M.B.A. from Harvard University in 1972. He began his career as a loan specialist for The Economic Development Administration of the US Department of Commerce in 1972 before moving to New York in 1974 to join a Chase Manhattan subsidiary as Vice President and Treasurer. In 1978, he joined Citibank/Citicorp as a banker in the firm’s energy and utilities department rising to the level of a senior credit officer and Managing Director. In this capacity, he managed the bank’s significant  exposure to a large segment of the gas and electric utility industry. He also developed financing structures which allowed a number of utilities to rate base large nuclear projects. Mr. Addison continued his work in the utility industry when he joined Solomon Smith Barney (Citigroup) in 1997 as a Managing Director in the electric and gas utility space until his retirement from the firm in 2002.

Upon retirement from Citigroup, Mr. Addison became an independent director of First Energy Corporation of Akron, Ohio, serving until his mandatory retirement in 2019.  In his capacity as independent director, he served as Chair of the Finance Committee, member of the Audit Committee as a designated financial expert. He was heavily involved in numerous financings over his term on the board and significantly participated in the company’s $4.7 billion acquisition of Allegheny Energy in 2010.

Mr. Addison is also a Trustee of the Maimonides Medical Center in Brooklyn New York, where he resides. Maimonides is the largest nonprofit hospital in Brooklyn with revenues approaching $1.5 billion and serves an extremely diverse population where over 60 languages are spoken. In his capacity as Trustee, Mr. Addison serves as Chair of the Budget and Finance Committee, member of the Legal and Audit Committee, member of the Quality and Safety Committee, and member of the Executive Committee. Mr. Addison also has served as the hospital’s representative on their self-insurance malpractice company, Hospital Insurance Company (HIC). Mr. Addison served as Chair of the Audit Committee of HIC’s parent, the Federation of Jewish Philanthropies (FOJP), until its dissolution  in 2019.

There are no arrangements or understandings between Mr. Addison and any other person pursuant to which he was appointed as a director. There are no transactions in which Mr. Addison has an interest requiring disclosure under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”). For his service as a non-employee, independent director, Mr. Addison shall receive the pro rata portion of the annual Director Compensation of $100,000, payable quarterly, 50% in cash payment and 50% in Company equity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 7th day of June 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer